As filed with the Securities and Exchange Commission on October 24, 2024

Registration No. 333-147830

Registration No. 333-159132

Registration No. 333-165436

Registration No. 333-176760

Registration No. 333-181280

Registration No. 333-187052

Registration No. 333-190572

Registration No. 333-194143

Registration No. 333-202144

Registration No. 333-209537

Registration No. 333-216142

Registration No. 333-222942

Registration No. 333-229475

Registration No. 333-231194

Registration No. 333-236171

Registration No. 333-253058

Registration No. 333-260032

Registration No. 333-260817

Registration No. 333-262828

Registration No. 333-269117

Registration No. 333-275885

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147830

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-159132

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-165436

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-176760

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-181280

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-187052

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-190572

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-194143

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-202144

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209537

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216142

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-222942

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229475

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-231194

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236171

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253058

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260032

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-260817

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-262828

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-269117

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-275885

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EDGIO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1677033
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

11811 North Tatum Blvd., Suite 3031

Phoenix, AZ 85028

(602) 850-5000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Todd Hinders

Chief Executive Officer

Edgio, Inc.

11811 North Tatum Blvd., Suite 3031

Phoenix, AZ 85028

(602) 850-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rod Miller, Esq.

Milbank LLP

55 Hudson Yards

New York, New York 10001

(212) 530-5000

Approximate date of commencement of proposed sale to the public: Not applicable

Amended and Restated 2003 Incentive Compensation Plan

2007 Equity Incentive Plan

2013 Employee Stock Purchase Plan

Amended and Restated 2007 Equity Incentive Plan

Moov Corporation 2017 Equity Incentive Plan

2021 Inducement Plan

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE DEREGISTRATION OF SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following registration statements on Form S-8 (together, the “Registration Statements”) filed by Edgio, Inc. (the “Company”):

•

The Registration Statement on Form S-8 (Registration Statement No. 333-147830), filed with the Securities and Exchange Commission (“SEC”) on December 4, 2007, registering 7,790,118 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) (the “2003 A&R Plan Shares”) issuable upon the exercise of options granted to participants as of the date of thereof issued under the Company’s Amended and Restated 2003 Incentive Compensation Plan (the “2003 A&R Plan”), 1,287,800 shares of Common Stock (the “2007 Plan Shares”) issuable upon the exercise options that have been granted as of the date thereof issued under the 2007 Equity Incentive Plan (the “2007 Plan”) and 6,614,172 shares of Common Stock reserved for issuance under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-159132), filed with the SEC on May 11, 2009, registering an additional 6,636,483 shares of the Company’s Common Stock (the “May 2009 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-165436), filed with the SEC on March 12, 2010, registering an additional 3,400,436 shares of the Company’s Common Stock (the “March 2010 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-176760), filed with the SEC on September 9, 2011, registering an additional 4,002,701 shares of the Company’s Common Stock (the “September 2011 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-181280), filed with the SEC on May 9, 2012, registering an additional 4,173,959 shares of the Company’s Common Stock (the “May 2012 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-187052), filed with the SEC on March 5, 2013, registering an additional 3,921,502 shares of the Company’s Common Stock (the “March 2013 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-190572), filed with the SEC on August 12, 2013, registering 4,000,000 shares of the Company’s Common Stock (the “2013 Plan Shares”) to be issued to participants under the Company’s 2013 Employee Stock Purchase Plan (the “2013 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-194143), filed with the SEC on February 26, 2014, registering an additional 3,907,059 shares of the Company’s Common Stock (the “February 2014 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-202144), filed with the SEC on February 18, 2015, registering an additional 3,936,375 shares of the Company’s Common Stock (the “February 2015 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-209537), filed with the SEC on February 16, 2016, registering an additional 4,091,975 shares of the Company’s Common Stock (the “February 2016 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-216142), filed with the SEC on February 21, 2017, registering an additional 4,282,343 shares of the Company’s Common Stock (the “February 2017 Additional 2007 Plan Shares”) to be issued to participants under the Company’s Amended and Restated 2007 Equity Incentive Plan (the “A&R 2007 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-222942), filed with the SEC on February 9, 2018, registering an additional 4,432,945 shares of the Company’s Common Stock (the “February 2018 Additional 2007 Plan Shares”) to be issued to participants under the A&R 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-229475), filed with the SEC on February 1, 2019, registering an additional 4,500,000 shares of the Company’s Common Stock (the “February 2019 Additional 2007 Plan Shares”) to be issued to participants under the A&R 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-231194), filed with the SEC on May 3, 2019, registering an additional 5,000,000 shares of the Company’s Common Stock (the “May 2019 Additional 2013 Plan Shares”) to be issued to participants under the 2013 Plan..

•

The Registration Statement on Form S-8 (Registration No. 333-236171), filed with the SEC on January 30, 2020, registering an additional 4,500,000 shares of the Company’s Common Stock (the “January 2020 Additional 2007 Plan Shares”) to be issued to participants under the A&R 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-253058), filed with the SEC on February 12, 2021, registering an additional 4,500,000 shares of the Company’s Common Stock (the “February 2021 Additional 2007 Plan Shares”) to be issued to participants under the A&R 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-260032), filed with the SEC on October 4, 2021, registering 818,063 shares of the Company’s Common Stock (the “2017 Plan Shares”) to be issued to participants under the Moov Corporation 2017 Equity Incentive Plan (the “2017 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-260817), filed with the SEC on November 5, 2021, registering 11,000,000 shares of the Company’s Common Stock (the “2021 Plan Shares”) to be issued to participants under the Company’s 2021 Inducement Plan, as amended (the “2021 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-262828), filed with the SEC on February 17, 2022, registering an additional 4,500,000 shares of the Company’s Common Stock (the “February 2022 Additional 2007 Plan Shares”) to be issued to participants under the A&R 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-269117), filed with the SEC on January 4, 2023, registering an additional 4,500,000 shares of the Company’s Common Stock (the “January 2023 Additional 2007 Plan Shares”) to be issued to participants under the A&R 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-275885), filed with the SEC on December 4, 2023, registering an additional 4,500,000 shares of the Company’s Common Stock (the “December 2023 Additional 2021 Plan Shares”) to be issued to participants under the 2021 Plan.

As previously disclosed on September 9, 2024, the Company and certain of its direct and indirect subsidiaries commenced voluntary cases (the “Chapter 11 Cases”) under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware.

As a result of the Chapter 11 Cases, the Company has terminated any and all offerings and sales of securities pursuant to the Registration Statements. Accordingly, pursuant to the undertakings contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister all such securities of the Company registered under the Registration Statements that remain unsold as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities and the Company hereby terminates the effectiveness of the Registration Statements.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, New York, on October 24, 2024. The following person is signing these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

EDGIO, INC.

By:	/s/ Todd Hinders
Name: Todd Hinders Title: Chief Executive Officer

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